UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2023

ZYVERSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41184	86-2685744
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2200 N. Commerce Parkway, Suite 208 Weston, Florida	33326
(Address of principal executive offices)	(Zip Code)

(754) 231-1688

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZVSA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 13, 2023, ZyVersa Therapeutics, Inc. (the “Company”) entered into a warrant exercise inducement offer letter (the “Inducement Letter”) with a holder (the “Holder”) of warrants to purchase shares of the Company’s common stock (the “Existing Warrants”) pursuant to which the Holder agreed to exercise for cash their Existing Warrants to purchase up to 12,121,213 shares of the Company’s common stock, at a Reduced Exercise Price (as defined below) during the period from September 13, 2023 until 5:30 p.m., Eastern Time, on September 18, 2023 (the “Reduced Price Exercise Period”), in exchange for the Company’s agreement to issue new warrants (the “Inducement Warrants”) on substantially the same terms as the Existing Warrants as described below, to purchase up to 12,121,213 shares of the Company’s common stock (the “Inducement Warrant Shares”). Pursuant to the Inducement Letter, upon the exercise of any Existing Warrants, the reduced exercise price for such Existing Warrants during the Reduced Price Exercise Period shall be the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the day of an exercise of Existing Warrants; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five (5) Trading Days immediately preceding the day of an exercise of Existing Warrants (the “Reduced Exercise Price”).

The Company engaged A.G.P./Alliance Global Partners (“AGP”) to act as its financial advisor in connection with the transactions summarized above and will pay AGP a fee of 6% of the gross proceeds, part of which shall include AGP’s expenses.

The shares of the Company’s common stock issuable upon exercise of the Existing Warrants are registered pursuant to existing registration statements declared effective by the Securities and Exchange Commission (the “SEC”).

Inducement Warrant Terms

The following summary of certain terms and provisions of the Inducement Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the Inducement Warrants, the form of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The following description of the Inducement Warrants is qualified in its entirety by reference to such exhibit.

Duration and Exercise Price

Each Inducement Warrant will have an exercise price equal to its applicable Reduced Exercise Price. The Inducement Warrants will be exercisable on the six-month anniversary of the date of issuance and may be exercised for a period of five years therefrom. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The Inducement Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Inducement Warrants to the extent that the holder would own more than 9.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase such percentage ownership.

Cashless Exercise

If, at the time a holder exercises its Inducement Warrants, a registration statement registering the issuance of the Inducement Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”) is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Inducement Warrant.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Inducement Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of an Inducement Warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Inducement Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Inducement Warrants have the right to require us or a successor entity to redeem the Inducement Warrants for cash in the amount of the Black-Scholes Value (as defined in each Inducement Warrant) of the unexercised portion of the Inducement Warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Inducement Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Inducement Warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Transferability

Subject to applicable laws, an Inducement Warrant may be transferred at the option of the holder upon surrender of the Inducement Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Inducement Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Inducement Warrants, and we do not expect an active trading market to develop. We do not intend to apply to list the Inducement Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Inducement Warrants will be extremely limited.

Right as a Stockholder

Except as otherwise provided in the Inducement Warrants or by virtue of the holder’s ownership of shares of our common stock, such holder of Inducement Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises such holder’s Inducement Warrants. The Inducement Warrants will provide that the holders of the Inducement Warrants have the right to participate in distributions or dividends paid on our shares of common stock.

Waivers and Amendments

The Inducement Warrant may be modified or amended or the provisions of the Inducement Warrant waived with our and the holder’s written consent.

The forms of Inducement Letter and Inducement Warrant are attached as Exhibits 10.1 and 4.1, respectively. The description of the terms of the Inducement Letter and the Inducement Warrant is not intended to be complete and is qualified in its entirety by reference to such exhibits. The Inducement Letters contain customary representations, warranties and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Item 3.02.	Unregistered Sales of Equity Securities.

The Company issued the Inducement Warrants pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2). Neither the issuance of the Inducement Warrants nor the Inducement Warrant Shares have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The description of the Inducement Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit
4.1	Form of Inducement Warrant.
10.1	Form of Inducement Letter.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZyVersa Therapeutics, Inc.

September 14, 2023	By:	/s/ Stephen Glover
	Name:	Stephen Glover
	Title:	Chief Executive Officer